UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Amber Park Dr., Suite 125

Alpharetta, GA 30009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2022, the Company announced the departure of William G. “Bill” Garvis, the Company’s Senior Vice President and Chief Operating Officer, effective February 14, 2022. In connection with his separation from the Company, Mr. Garvis will receive as severance in the amounts he is entitled to receive upon a termination without cause under his existing employment agreement.

On February 17, 2022, the Company also announced the appointment of Randolph “Randy” Salisbury as Senior Vice President – Investor Relations, effective as of March 14, 2022. Mr. Salisbury previously served as the Company’s Senior Vice President and Chief Sales and Marketing Officer. In his new role, Mr. Salisbury will oversee communications and contribute to corporate development. In connection with his appointment to this new position, Mr. Salisbury’s annual base salary will be $200,000 with a potential bonus target of 40%. Mr. Salisbury will also receive a grant of 50,000 Restricted Stock Awards and will retain his 12-month severance at his highest base salary issued under his current employment agreement. The parties expect to enter into an amendment to Mr. Salisbury’s employment agreement to reflect these changes. Please refer to the copy of the press release issued on February 17, 2022 announcing these and other organizational changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMLINE HEALTH SOLUTIONS, INC.

Date: February 17, 2022	By:	/s/ Thomas J. Gibson
Thomas J. Gibson
Chief Financial Officer